Registration No. 333-45486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUE COAT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1715963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SpringBank Networks, Inc. 2000 Stock Incentive Plan

Shares Acquired Under Written Compensatory Agreements

(Full title of plans)

Gordon C. Brooks

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, California 94085

(Name and address of agent for service)

(408) 220-2200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Blue Coat Systems, Inc., a Delaware corporation (the “Company”), relates to the Company’s Registration Statement on Form S-8 (File No. 333-45486) (the “Registration Statement”), which was filed with the Commission on September 8, 2000, pertaining to the registration of 77,000 shares of common stock of the Company pursuant to the 2000 Stock Incentive Plan and 1,580,429 shares of common stock of the Company pursuant to Written Compensatory Agreements, before giving effect to any subsequent stock dividend, stock split, recapitalization or other similar transaction.

On February 15, 2012, pursuant to the Agreement and Plan of Merger, dated as of December 8, 2011, among the Company, Project Barbour Holdings Corporation, a Delaware corporation (“Parent”), and Project Barbour Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 15, 2012.

BLUE COAT SYSTEMS, INC.

By:	/S/ GORDON C. BROOKS
Gordon C. Brooks
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ GREGORY S. CLARK	President and Chief Executive Officer	February 15, 2012
Gregory S. Clark	(Principal Executive Officer)

/S/ GORDON C. BROOKS	Senior Vice President and Chief Financial Officer	February 15, 2012
Gordon C. Brooks	(Principal Financial Officer and Principal Accounting Officer)

/S/ ORLANDO BRAVO	Director	February 15, 2012
Orlando Bravo

/S/ SETH BORO	Director	February 15, 2012
Seth Boro

/S/ CHIP VIRNIG	Director	February 15, 2012
Chip Virnig

/S/ JAMES LINES	Director	February 15, 2012
James Lines

/S/ MARCEL BERNARD	Director	February 15, 2012
Marcel Bernard

/S/ EUCLID SARJOO	Director	February 15, 2012
Euclid Sarjoo